NI 43-101 TECHNICAL REPORT ON THE
MIDWAY PROJECT
Nye County, Nevada

Prepared for:  MIDWAY GOLD CORP.

Dated April 1, 2011

Prepared by

William J. Crowl, R.G.
Donald E. Hulse, P.E.
Terre A. Lane, MAusIMM
Donald J. Baker, PhD MMSA

Midway Gold Corp.	Table of Contents
Midway Deposit Resource	NI 43-101 Technical Report

April 1, 2011

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Midway Gold Corp.	Table of Contents
Midway Deposit Resource	NI 43-101 Technical Report

9.	MINERALIZATION		30

9.1	Mineralization and Alteration		30

10.	EXPLORATION		35

10.1	Previous Operator’s Exploration Work		35
10.2	MGC Exploration		35
10.3	Previous Resource Estimates		35

11.	DRILLING		36

11.1	Drilling Procedures and Conditions		38
11.2	Logging		38

12.	SAMPLING METHOD AND APPROACH		39

13.	SAMPLE PREPARATION, ANALYSES, AND SECURITY		41

13.1	Historic Campaigns		41
	13.1.1	Sample Preparation and Assaying Methods	41
	13.1.2	Quality Controls and Quality Assurance	41

14.	DATA VERIFICATION		43

15.	ADJACENT PROPERTIES		44

16.	MINERAL PROCESSING AND METALLURGICAL TESTING		45

16.1	Mineral Processing/Metallurgical Testing Analysis		45
	16.1.1	McClelland Test Work	45
	16.1.2	SGS Lakefield Test Work	46

17.	MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES		48

17.1	Statistical Analysis		48
17.2	Grade Capping		50
17.3	Geostatistical Analysis		51
	17.3.1	Indicator Variography and Model	51
	17.3.2	Ore Density Estimates	52
	17.3.3	Grade Variography and Model	53

18.	OTHER RELEVANT DATA AND INFORMATION		54

19.	INTERPRETATION AND CONCLUSIONS		55

20.	RECOMMENDATIONS		56

21.	REFERENCES		57

22.	DATE AND SIGNATURE PAGES		58

23.	ILLUSTRATIONS		66

April 1, 2011

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Midway Gold Corp.	Table of Contents
Midway Deposit Resource	NI 43-101 Technical Report

LIST OF FIGURES

LIST OF TABLES

April 1, 2011

iii

Midway Gold Corp.	Summary
Midway Deposit Resource	NI 43-101 Technical Report

1.	SUMMARY

1.1	Introduction

The Midway gold deposit is a high grade, epithermal quartz-gold vein system hosted by Tertiary volcanic and Ordovician sedimentary rocks in the Basin and Range Province of central Nevada. Midway is located in a discrete block of the Walker Lane structural zone, with north-south trending dilational fractures associated with regional strike-slip movement. Gold veins occur in a series of parallel northwest trending vein clusters in host rocks that are commonly overlain by volcanic flows and thick alluvial deposits.

Midway retained Gustavson Associates, LLC (Gustavson) to prepare this Mineral Resource Estimate in accordance with the standards of National Instrument 43-101 (NI 43-101). This NI 43-101 Technical Report describes the Mineral Resource Estimate for the Midway Project in Nye County, Nevada, as of March 2011.

1.2	Property Location and History

The Midway property encompasses 4,054 acres in the Ralston Valley, on the northeast side of the San Antonio Mountains in central Nevada. The Midway Project site is located approximately 20 miles northeast of the town of Tonopah in Nevada’s Nye County, in the Midway (or Rye Patch) mining district.

The original property consisted of 135 privately held claims which were first optioned in the 1970’s. Ownership and operation of the property has changed hands a number of times over the years, and a variety of exploration work has been conducted. Midway Gold Corp. (Midway) gained an option on the claims through an agreement with Rex Exploration Corporation (Rex) in 2001, and became the sole owner of the property as of December 31, 2004. MGC Resources Inc. (MGC), a wholly-owned subsidiary of Midway, has conducted exploration drilling, sampling, mapping, and geophysics since assignment of the project on January 1, 2005.

1.3	Midway Geology and Mineralization

The Midway property contains a low-sulfidation epithermal gold system with near vertical quartz-adularia-gold veins hosted by Ordovician black argillite of the Palmetto Formation and Tertiary rhyolitic volcanics. Gold bearing veins occur in a series of en echelon clusters along a 1.5-mile northwest-trending band of mineralization. The main altered and mineralized zones are overlain by alluvial gravels, sand dunes, and playa deposits.

Structural geology significantly influences the distribution of mineralization and alteration at Midway. The Rye Patch fault system is a complex, oblique-slip fault system with numerous northwest trending splays. Subordinate steeply dipping, north-south striking extension fractures developed between the two bounding strike slip faults. A large number of north-south oriented veins have been identified at the Midway property along a north-northwest Walker Lane trend, covering an area 10,300 feet long and 1,500 feet wide. Vein structures and orientation are best defined in the Discovery Zone, at the center of the project site.

April 1, 2011

Midway Gold Corp.	Summary
Midway Deposit Resource	NI 43-101 Technical Report

Alteration and mineralization at the Midway property are typical of low-sulfidation, volcanic-hosted epithermal gold deposits found elsewhere in Nevada and around the world. The deposit type is characterized by overall low original sulfide content, and quartz-adularia and clay-sericite alteration assemblages, among others. Vein textures are indicative of high level, near surface emplacement and include void fills, crustiform coatings, colloform banding, and comb structures.

Gold mineralization and associated alteration have been outlined in a west-northwest trending series of zones, including, from east to west, the Dauntless and Discovery Zones. Gold mineralization in the Dauntless, Discovery and occurs in zones of massive quartz-adularia alteration in volcanic and volcaniclastic rocks of the Tombstone Formation and in veins, breccias, and silicified faults in both the Tombstone Formation and the underlying Palmetto Formation. Quartz-adularia alteration and associated gold mineralization in the Discovery Zone tends to extend laterally in the Tombstone Formation immediately above and parallel to nonconformable contact with the Palmetto Formation. In the Dauntless Zone, the quartz-adularia forms a funnel-shaped zone that expands upward into the Tombstone Formation above the moderately dipping nonconformity.

1.4	Status of Exploration

A total of 599 drill holes have been completed in the greater Midway Project area by a number of companies beginning in the 1970’s. The majority of the work focused specifically on the concealed gold system at Midway was conducted beginning in the late 1980’s and continues to the present. MGC controls a 100% interest in the project, and has compiled the data generated by the past explorers. These earlier efforts have been discussed in previous Technical Reports (Ristorcelli and Muerhoff, 2002; Ristorcelli, 2003; and Gustin and Ristorcelli, 2005).

Drilling and other exploration activities have largely been dedicated toward establishing the limits of a larger, lower gold grade system that could potentially be extracted by open pit mining operation. More recently, MGC has reviewed and compiled subsurface data suggesting there is sufficient encouraging data to justify an evaluation of the potential for underground mining of higher grade gold mineralization. Program plans for 2011 are directed toward developing additional drilling information to advance definition of the nature and geometry of higher gold grade veins, vein swarms, breccia and structures.

April 1, 2011

Midway Gold Corp.	Summary
Midway Deposit Resource	NI 43-101 Technical Report

1.5	Mineral Resource Estimate

The new resource estimate for the Midway Project is based on a revised model according to updated drill hole data and geological interpretations. This report was generated based in part on information provided by MGC personnel, internal reports generated by MGC geologists, and information contained in historical reports.

The Midway deposit consists of high grade, north-south trending veins and structures within non-mineralized or very low grade host rock. Gold commonly occurs in quartz and adularia veins and occasionally occurs without apparent vein association. Gustavson estimated the resource using methods appropriate for underground mines. Table 1-1 below presents the Gustavson’s underground mining type estimate of the Mineral Resource for the Midway Project deposit as of March 2011.

Table 1-1  Midway Project Kriged Inferred Mineral Resource

Cutoff opt Au	TONSx1000	Opt Au	OzX1000
0.1000	114.0	0.3017	34.394
0.0750	127.0	0.2813	35.725
0.0500	130.0	0.2758	35.854
0.0200	131.0	0.2742	35.920

1.6	Conclusions and Recommendations

Gustavson recommends the following:

•
A select number of reverse circulation drill holes in the various mineralized zones should be twinned by diamond drill core to compare methodologies and resultant assay results. This is a critical path item necessary to enable any future calculation of reserve estimates using the reverse circulation results;

•
QA/QC data generated by Midway and Chemex should be analyzed for all assays completed since 2004. Sample batches with assays deemed questionable should be submitted for re-analysis. The mix of standards and duplicates in any sample batch should approximate a 50/50 split;

•
As part of the ongoing QA/QC program with drill samples, blank samples should be submitted at the rate of 2%, with particle size and volume of the blank samples such that the sample is run through the entire sample preparation process at the analytical laboratory. Assay results on blanks should be compiled, scrutinized and document as part of the QA/QC program;

•	Compile, analyze and document the metallic screen assay results as compared with the original fire assays and/or with duplicate analyses run on the same samples; and,

April 1, 2011

Midway Gold Corp.	Summary
Midway Deposit Resource	NI 43-101 Technical Report

•
Gustavson echoes the previous recommendation of Mine Development Associates, Inc. (Gustin & Ristorcelli, 2005) that reverse circulation drilling be restricted to exploration activities, and diamond drill core be used extensively in more advanced exploration stages and in definition drilling.

April 1, 2011

Midway Gold Corp.	Introduction
Midway Deposit Resource	NI 43-101 Technical Report

2.	INTRODUCTION

2.1	Purpose

Midway retained Gustavson Associates, LLC (Gustavson) to prepare this Mineral Resource Estimate in accordance with the standards of National Instrument 43-101 (NI 43-101). This NI 43-101 Technical Report describes the Mineral Resource Estimate for the Midway Project in Nye County, Nevada, as of March 2011.

The new resource estimate is based on a revised model and mining method according to updated drill hole data and geological interpretations. This report was generated based in part on information provided by historical reports, MGC personnel, and internal reports generated by MGC geologists, and information. Data and reports used during this study are referenced in Section 21 of this report.

2.2	Qualified Persons

The qualified persons responsible for this report are:

•	William J. Crowl, R.G., Vice President, Mining Sector, Gustavson Associates

•	Donald E. Hulse, PE, Principal Mining Engineer, Gustavson Associates

•	Terre A. Lane, Member AusIMM, Principal Mining Engineer, Gustavson Associates

•	Donald J. Baker, PhD, QP MMSA, Associate Principal Geologist, Gustavson Associates

Don Hulse acted as project manager during preparation of the NI 43-101 Technical Report. Dr. Donald Baker is responsible for Sections 7 through 15, and Mr. Hulse is responsible for Sections 1 through 6, 16, through 20. Mr. Crowl is responsible for Sections 7, 8 and 9.

2.3	Site Visit of Qualified Person

Gustavson Associate Principal Geologist Don Baker visited the Midway site on February 23, 2010, and reviewed field mapping, a portion of drill cuttings, drill logs, and assay certificates. A comparison of selected assay certificates from both the Tonopah, Nevada project office and the Midway Gold corporate office with the drill database was completed and no discrepancies were found.

2.4	Units of Measure

Unless stated otherwise, all measurements reported here are in US Commercial Imperial units, and currencies are expressed in constant 2011 US dollars. The mineral resource estimates cited in this report were classified in accordance with CIM Definition Standards for Mineral Resources and Mineral Reserves.

April 1, 2011

Midway Gold Corp.	Reliance on Other Experts
Midway Deposit Resource	NI 43-101 Technical Report

3.	RELIANCE ON OTHER EXPERTS

The conclusions and recommendations included in this report rely in part on work performed by MGC and published in internal annual reports. This study also relies on information provided by Mr. R.J. Smith, a Registered Landman with MGC, regarding land agreements, options, claims of accuracy of title, and royalty information.

Ms. Susan Serreze, a geologist with Walsh Environmental Scientists & Engineers, LLC, prepared the environmental section of this technical report in conjunction with Mr. Tom Williams of MGC. Both Ms. Serreze and Mr. Williams are highly experienced in permitting and the NEPA process.

April 1, 2011

Midway Gold Corp.	Property Description and Location
Midway Deposit Resource	NI 43-101 Technical Report

4.	PROPERTY DESCRIPTION AND LOCATION

4.1	Location

The Midway property encompasses 4,054 acres in the Ralston Valley, on the northeast side of the San Antonio Mountains in central Nevada. The Midway Project site is located approximately 20 miles northeast of the town of Tonopah in Nye County (Figure 4-1).

The location of the Midway Project site can be found on the U.S.G.S. Henry’s Well and Thunder Mountain 1:24,000 scale, 7.5 minute series, topographic quadrangle maps. The geographic center of the property is located at 38°18’N latitude and 117°03’W longitude. Access to the site is provided by State Highway 376, which intersects Nye County Road 82 (Belmont Highway) near the center of the project area.

Figure 4-1  Property Location Map

April 1, 2011

Midway Gold Corp.	Property Description and Location
Midway Deposit Resource	NI 43-101 Technical Report

4.2	Mineral Tenure and Agreements

4.2.1	Mineral Rights

The Midway Project mining claims are located in Sections 29, 30, 31, and 32 of Township 5 North, Range 44 East (T5NR44E), Mount Diablo Meridian (Figure 4-2). The Project consists of 211 unpatented lode claims covering an area of 4,054 acres. All unpatented claims are 100% controlled by MGC, a wholly owned subsidiary of Midway Gold. Copies of the individual claim notices and location maps are on file with the central BLM office in Reno, Nevada, and with the Nye County Recorder’s office in Tonopah, Nevada.

April 1, 2011

Midway Gold Corp.	Property Description and Location
Midway Deposit Resource	NI 43-101 Technical Report

Figure 4-2  Mineral Claim Map

Midway project
Land Status map – March 2010
RANGE 43 EAST
RANGE 44 EAST
14
13
18
17
16
23
24
19
20
21
26
25
30
29
28
35
36
31
32
33
T5N, R43E
T4N, R43E
T5N, R44E
T4N, R44E
6
5
4
7
8
9
N
Legend:
Claims owned by Midway subsidiary MGC Resources Inc. subject to 1-7% NSR royalty
Claims owned by Midway subsidiary MGC Resources Inc. without royalty burden
Claims subject to SRHA provisions
0
1km
1mi
5km

April 1, 2011

Midway Gold Corp.	Property Description and Location
Midway Deposit Resource	NI 43-101 Technical Report

The United States federal law governing locatable minerals is the Mining Law of 1872. This law established a process by which a claimant may locate and extract mineral resources. Location notices for each claim are filed with the Bureau of Land Management (BLM) and at the courthouse in the county in which the claims are located. The location fee is US$34 per claim and the processing fee is US$15 per claim, both payable to the BLM. Each county may collect a fee for recording the claims; a fee of US$37.50 per claim plus US$4.00 per map is paid to the Nye County Recorder at the time of filing the claims and associated maps.

The claims at Midway are located in Sections 29, 30, 31 and 32 of Township 5 North, Range 44 East, Mount Diablo Meridian (Figure 4-2). The Project consists of 228 unpatented lode claims totaling 4,054 acres (Appendix B). All unpatented claims are 100% controlled by MGC, a wholly owned subsidiary of Midway Gold. Copies of the individual claim notices and the detailed map showing their locations are on file with the central BLM office in Reno, Nevada, and with the Nye County Recorder’s office in Tonopah, Nevada.

An annual maintenance fee on unpatented claims of US$140 per claim must be paid to the BLM by September 1 at 12 noon each year. MGC is current on all assessment fees.

The Mining Law of 1872 also established a process by which a claimant can bring a claim to patent. When a claim is patented, ownership and mineral rights are transferred from the Federal Government to the claimant. Seven claims (SP6, SP8, SP10, SP347, SP348, SP353 and SP354) were legally surveyed (Mineral Survey No. 5143) by the previous owners of the claims, Paul and Mary Ann Schmidt and Thomas and Linda Patton. This survey was approved by the BLM on October 16, 1998. There is currently a moratorium on granting claim patents in the United States and it is not known when, or if, the moratorium will be lifted.

4.2.2	Surface Rights

The surface rights of the unpatented claims located in Sections 29, 30 and 31 are managed by the BLM. Those located in Section 32 are on lands under private ownership through the Stock Raising Homestead Act (SRHA) of 1916. This land was transferred to private ownership under SRHA to allow ranchers to privatize lands deemed to be of no value except for livestock grazing and the growing of forage. The federal government retained the subsurface mineral rights; the 1872 Mining Law applies and SRHA lands are open to mineral entry. The BLM expects good faith negotiations with the landowners for activities conducted on their surface rights. The Town of Tonopah and two individuals are the owners of the surface rights in Section 32.

4.2.3	Location of Mineralization

Mineralization described in this report is completely located within the claim block held by MGC.

April 1, 2011

Midway Gold Corp.	Property Description and Location
Midway Deposit Resource	NI 43-101 Technical Report

4.2.4	Royalties, Agreements and Encumbrances

The original property consisted of 135 claims owned by Paul and Mary Ann Schmidt and Thomas and Linda Patton (Schmidts and Pattons). Rex Exploration Corp. (Rex) held an option on the claims under an agreement with the Schmidts and Pattons dated July 2, 2001 and exercised August 5, 2005. Midway Gold, at the time known as Red Emerald Resource Corp, held an option on the claims under an agreement with Rex dated August 8, 2001 and exercised October 15, 2002. The original option agreement granted Rex the right to acquire an undivided 100% interest in the Midway property by paying the sum of US$3,000,000 to the owners on or before August 15, 2005. US$425,000 was paid between August 2001 and August 2004.

In an amendment dated November 2, 2004, the Schmidts and Pattons granted Rex and Midway Gold the option to purchase the property on payment to the optionors of an additional US$200,000 (reducing the total purchase price from US$3,000,000 to US$625,000) on or before August 15, 2005. At that time, the property would be transferred to Rex free of all encumbrances except for annual advance royalty payments initiating on August 15, 2006. In addition to these payments, Rex fulfilled the requirement to expend not less than US$1,000,000 on exploration by August 15, 2004. On December 31, 2004, Midway Gold acquired all of the issued and outstanding shares of Rex, and assigned the original option agreement to its wholly owned subsidiary MGC on January 1, 2005.

The agreement affects 168 of the 228 claims held by MGC. These claims include all those in the SP#, SP, RV and RD naming series and excludes MWAY67, MWAY68, MWAY117-119, MWAY124, MWAY147-150, MWAY396, MWAY649, MWAY651, MWAY653, MWAY655 and WAY1-29 (Option Amendment Agreement; 2004).

At this time, MGC pays an annual advance on royalties that would be payable from commercial production of US$300,000 on or before August 15th of every year until the Project goes into commercial production to the Schmidts and Pattons or their assigns (the optionors). These advances are credited against future royalties and should the Project start commercial production, the production royalties will be reduced until the advance royalties have been offset. Once commercial production starts, the production royalty will be based on a sliding Net Smelter Return (NSR) shown in Table 4 1. (Option Amendment Agreement; 2004).

Table 4-1  Production Royalty for Midway

Price of Gold	NSR Percentage
To $300/oz	2.0 percent
From $300/oz to $399/oz (incl.)	3.0 percent
From $400/oz to $499/oz (incl.)	4.0 percent
From $500/oz to $599/oz (incl.)	5.0 percent
From $600/oz to $699/oz (incl.)	6.0 percent
$700/oz and greater	7.0 percent

April 1, 2011

Midway Gold Corp.	Property Description and Location
Midway Deposit Resource	NI 43-101 Technical Report

If MGC should determine that commercial production is not viable at the Project, MGC can discontinue advance or royalty payments to the optionors. At this time the optionors can request return of the Project and MGC must return the Project to the optionors free and clear of liens, claims and encumbrances (Option Amendment Agreement; 2004).

In 2002, Newmont Mining Corporation entered into a joint venture (JV) agreement with Midway Gold. The JV was terminated in 2004 and Newmont transferred all claims within the agreement’s area of interest to Midway Gold, which subsequently assigned them to MGC.

4.3	Environmental Liability, Permitting and Bonding

4.3.1	Required Permits and Status

MGC has acquired the permits and authorizations necessary to conduct exploration activities on both public and private land. These activities can disturb up to 75 acres. The major permits and authorizations acquired for the exploration activities include:

•	Decision Record and Finding of No Significant Impact issued by the BLM;

•	Reclamation permit #0210 issued by the Nevada Division of Environmental Protection Bureau of Mining Regulation and Reclamation (NDEP); and

•	Reclamation bond for US$106,432 to cover reclamation activities.

The following major permits would have to be acquired for mining as shown in Table 4 2.

Table 4-2  Major Authorizations and Permits Required for Midway Underground Mining

Permit/Approval	Granting Agency
Plan of Operations/Record of Decision or Decision Record	U.S. Bureau of Land Management
Explosives Permit	U.S. Bureau of Alcohol, Tobacco, and Firearms
EPA Hazardous Waste ID Number	U.S. Environmental Protection Agency
Air Quality Permit	NV Division of Environmental Protection/Bureau of Air Pollution Control
Reclamation Permit	NV Division of Environmental Protection/Bureau of Mining Regulation and Reclamation
Water Pollution Control Permit	NV Division of Environmental Protection/Bureau of Mining Regulation and Reclamation
Petroleum-Contaminated Soil Management Plan	NV Division of Environmental Protection/Bureau of Mining Regulation and Reclamation
Permit to Appropriate Waters	NV Division of Water Resources
Potable Water System	NV Bureau of Safe Drinking Water
Septic Treatment Permit	NV Division of Environmental Protection – Bureau of Water Pollution Control
Hazardous Materials Storage Permit	Nevada Fire Marshall

April 1, 2011

Midway Gold Corp.	Property Description and Location
Midway Deposit Resource	NI 43-101 Technical Report

The BLM reviews submitted Plan(s) of Operation to determine the level of National Environmental Policy Act (NEPA) analysis required to issue a Record of Decision or Decision Record. The level of analysis may be determined to be an environmental assessment (EA) or environmental impact statement (EIS) depending on the degree of public comment and potential for impacts, especially with respect to cultural resources and water.

4.3.2	Plans of Operations

MGC has an approved Plan of Operations and reclamation permit (#210) for exploration activities that allows up to 75 acres of exploration-related disturbance; a reclamation bond of US$106,432 is in place. In January 2008, MGC submitted an amendment to the existing plan of operations and reclamation permit to include underground mining. This amendment has not yet been completed. MGC does not plan to mine in the near term and is concentrating on exploration activities.

4.3.3	Environmental Liability

The exploration activities and conceptual mining activities are in close proximity to two archeological sites, CrNV-61-7421 (Midway Archeological Site) and CrNV 6-1106 (Ralston Valley Quarry). Both sites are eligible for the National Register of Historic Places. As required by Section 106 of the Archeological Resources Protection Act, these sites have to be protected from disturbance. As required by the BLM, MGC would avoid both sites. Prescribed procedures include avoiding cultural features while drilling by a 20 meter radius, which limits the area of potential drill sites.

The Ralston Valley Quarry is located about 2,500 feet north of the proposed mine facilities. This site is covered by sand dunes. After a field trip to the site in 1997 to review a highway construction project, members of the Western Shoshone tribes expressed numerous specific concerns and formulated a series of recommendations. Specifically, they recommended that a Memorandum of Understanding (MOU) between Nevada Department of Transportation, the BLM, and tribal organizations be developed to cover at least the Ralston Valley and included the following suggestions for the MOU:

•	The Quarry and Dunes, now within the Midway Archeological Site, be mapped and recorded as a single spiritually significant site;

•	Designate the area as an Area of Critical Environmental concern;

•	Tribal organizations should be notified prior to any additional planned disturbance; and

•	Tribal members should be included as monitors when disturbance to a site occurs.

Native American comments from the 2003 visit to review MGC’s proposed exploration project built upon the previous visit and included:

April 1, 2011

Midway Gold Corp.	Property Description and Location
Midway Deposit Resource	NI 43-101 Technical Report

•	The Quarry and Dunes were important spiritually and should not be disturbed by drilling; and

•	The horned toad is spiritually important and would be endangered by construction, mining, and other land-disturbing activities.

Development of any potential surface facilities would have to be rigorously policed to avoid accidental or deliberate excursions into the Ralston Valley Quarry area and the Midway Archeological Site. Midway would have to inform employees and contractors of the repercussions of collecting artifacts or damaging the sites.

4.4	Exploration Permits and Jurisdictions

MGC has an approved POO and reclamation permit (#210) for exploration activities that allows up to 75 acres of exploration-related disturbance; a reclamation bond of US$101,400 is in place.

In January 2008, MGC submitted an amendment to the existing plan of operations and reclamation permit to include underground mining. This amendment presented MGC’s underground mine plan including a decline portal and associated support area, waste rock stockpile/backfill excavation, access and haul roads, a dewatering system (dewatering wells, monitoring wells, and roads), and water disposal via rapid infiltration basins in multiple locations.

April 1, 2011

Midway Gold Corp.	Accessibility Climate Resources Infrastructure & Physiography
Midway Deposit Resource	NI 43-101 Technical Report

5.	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

5.1	Accessibility

Access to the Midway Project site is provided by State Highway 376, a paved road that intersects Nye County Road 82 (Belmont Highway) near the center of the project area. It is approximately 20 miles, via road, from Tonopah, Nevada to the Midway property. The property is accessible year-round.

5.2	Topography, Elevation, Vegetation, and Climate

Local terrain at the Midway site is gentle to moderate with seasonal streams and broad washes separating the surrounding pediment slopes near the Ralston Valley bottom. In places, seasonal streams have cut deeply incised channels. Elevation at the property ranges from 5,800 to 6,800 feet above sea level. Vegetation is typical of high altitude desert in central Nevada, dominated by desert scrub plant species including shadscale, spiny horsebrush, budsage, winterfat, and prickly pear cacti. Sandy hummocks within defined drainage areas are dominated by greasewood, rubber rabbitbrush, quailbush, and bush seepweed. No noxious weeds were observed during the vegetation survey, though a few weedy species (cheatgrass, halogeton, Russian thistle, poverty weed, and mustards) reportedly do exist within the project area (Gustin, et al., 2005; U.S. Bureau of Land Management, 2003).

The local climate is typical for the high desert of central Nevada and the Basin and Range province. Data from the Western Regional Climate Center (WRCC) shows an average of 4.95inches of total precipitation per year 14.4 inches of average total snowfall. Average temperatures range from 40°F in the winter to 62F in the summer at Tonopah, Nevada, and daytime temperatures commonly exceed 90°F during the months of July and August (WRCC, 2009). Work can be conducted year-round at the Midway property.

5.3	Infrastructure and Local Resources

The Midway Project is wholly located on MGC land holdings approximately 20 miles north of the Town of Tonopah, Nevada, in the Midway (also known as Rye Patch) Mining District.

The town nearest to the project site, Tonopah, Nevada, hosts a population of 3,517 according to 2009 US Census data. Nye County hosts an area population of 44,234 (US Census Bureau, 2009)

Electrical power is available from the Tonopah well field, approximately 2 miles south of the project area. Water for exploration, mine production and process efforts will need to be identified and secured.

April 1, 2011

Midway Gold Corp.	Accessibility Climate Resources Infrastructure & Physiography
Midway Deposit Resource	NI 43-101 Technical Report

Logistical support is available in Tonopah, which currently supports the Round Mountain Mine just 30 miles north of the Midway Project. The surrounding region has a long history of mining activity, and mining personnel and resources for operations at Midway should be available from the local and regional communities.

April 1, 2011

Midway Gold Corp.	History
Midway Deposit Resource	NI 43-101 Technical Report

6.	HISTORY

6.1	Exploration History

Mining and exploration have occurred in the vicinity of the Midway Project since the early 1900’s. The Midway property is located in the Midway (or Rye Patch) Mining District. While there is no record of historic gold or silver production at the Midway Project site, past production has occurred in the Tonopah Mining District to the south and the Manhattan District immediately to the north of the project area.

At least one shaft and several prospect pits exist as remnants of early mining activity at the Midway property, but no data or descriptive information associated with that activity is available. The property was held and explored by Houston Oil and Minerals (Houston) from the 1970s through 1984. Three RC holes were drilled at the property prior to 1981, but it is unclear whether these holes were drilled by Houston or some other company.

In 1981, Felmont drilled 96 RC holes in the Thunder Mountain area, southeast of the Midway Project area. No further exploration activity was completed until 1986, when Messrs. Patton and Schmidt staked claims covering the Midway property and areas to the north and east. In 1988, Messrs. Patton and Schmidt optioned the property to the Coeur d'Alene Mines Corporation (CDA). CDA conducted preliminary geological, geochemical, and geophysical surveys and drilled three RC holes into targets identified from this exploration. The results of the exploration program were inconclusive and CDA dropped their option on the property.

Rio Algom Ltd. optioned the property in 1989 and completed a similar exploration program, including 42 RC holes. This program was completed in an area to the north-northwest of the Midway Mine. Rio Algom terminated their option after one year.

Kennecott Exploration company leased the property from Messrs. Patton and Schmidt in 1992. Between 1992 and 1996, Kennecott completed four geophysical programs including airborne magnetic, airborne electromagnetic (EM), gravity, and controlled source audio-frequency magnetotelluric (CSAMT) surveys. Kennecott drilled 132 RC holes and four core holes, ultimately identifying the Discovery Zone.

In August 1996, Mr. Jay W. Hammitt developed a polygonal resource estimate associated with the Discovery Zone. Golconda Resources Ltd. drilled nine RC holes in the Thunder Mountain area, also in 1996. Tombstone Exploration and Kennecott formed a JV in 1997, and Tombstone drilled 14 RC holes in several different areas at the Midway property. Late in 1997, rights to the Midway property were returned to Messrs. Patton and Schmidt.

April 1, 2011

Midway Gold Corp.	History
Midway Deposit Resource	NI 43-101 Technical Report

In 2001, Rex Exploration Corporation negotiated to acquire a 100% interest in Midway from Messrs. Patton and Schmidt. At that time, Rex also entered into an option agreement with Red Emerald Resources Corporation, the predecessor to Midway Gold. In 2002, Red Emerald became Midway Gold and Rex became a wholly owned subsidiary. Between May 2002 and September 2002, Midway Gold drilled 19 RC and 50 core holes at the Midway Project (Gustin et al., 2005; MGC Resources, 2008).

In September of 2002, Midway Gold entered into a JV agreement with Newmont Mining Corporation under which Newmont was the operator. Between 2002 and 2004, Newmont completed a regional exploration program that included additional geophysical surveys in the form of ground and airborne radiometric, magnetic and EM/Time-delay electromagnetic (TEM), gravity, CSAMT, Induced Polarization (IP)/resistivity and a small-scale self-potential test over the Discovery Zone. During this period, 75 RC and 46 core holes were drilled at the Midway Project. Metallurgical testing was also conducted during 2002, and the Northwest and Thunder Mountain areas were mapped and regional rock and stream sediment geochemical surveys were completed. The Midway – Newmont JV was dissolved in 2004.

Since 2004, Midway Gold has drilled 90 RC holes and 21 core holes at the Midway Project. Midway also collected geotechnical data from and conducted hydrological studies on many of these holes.

Historic drilling at the Midway Project is summarized in Table 6-1, including drilling conducted by Midway from 2004 through 2008.

April 1, 2011

Midway Gold Corp.	History
Midway Deposit Resource	NI 43-101 Technical Report

Table 6-1 Midway Project Historic Drilling

Company	Year	Part of Current Database	RC		Core		Total Drill Holes	Total (ft)
			No.	m	No.	m
Unknown	?	No	3	361			3	1,184
Felmont	1981	No	92	9,223			92	30,259
Coeur d’Alene	1988	Yes	3	328			3	1,076
Rio Algom	1989	Yes	41	6,026			41	19,770
Kennecott	1992-1996	Yes	132	20,347	4	553	136	68,569
Golconda	1996 - 1997	No	9	1,689			9	1,689
Tombstone	1997	Yes	14	1,980			14	6,496
Midway Gold	2002	Yes	19	3,227	50	49,091	69	26,692
Newmont	2002 - 2004	Yes	75	11,396	46	92,401	121	67,703
Midway Gold	2005	Yes	22	2,753			22	9,032
	2006	Yes	49	7,278	5	634	54	25,959
	2007	Yes	12	1,570	7	826	19	7,861
	2008	Yes	7	336	9	715	16	3,448
Total			478	65,340	121	16,877	599	269,741

Note: Table includes RC pre-collar meters; Table also includes some drilling in the Thunder Mountain area which is now separate project. Midway drilling 2005 to present does not include Thunder Mountain.

6.2	Historical Resource and Reserve Estimates

A polygonal resource estimate was completed by Jay Hammitt in August 1996. This resource estimate was described as incomplete because it did not include structural, stratigraphic or geologic controls of gold distribution and did not classify the resources (Gustin et al., 2005). A “preliminary resource” of 270,000oz gold dated 1997 was reported in The Nevada Mineral Industry Special Publication MI-1997 and Special Publication 1998 (Tingley et al., 1997; Tingley et al., 1998). This estimate may be the result of Mr. Hammitt’s work. This pre-2000 resource was estimated prior to NI 43-101 reporting standards, was not intended for public reporting, and is not considered representative or current. The estimated tons and grade are not available.

April 1, 2011

Midway Gold Corp.	Geological Setting
Midway Deposit Resource	NI 43-101 Technical Report

7.	GEOLOGICAL SETTING

7.1	Regional Geology

The Midway property is located on the northeast edge of the Walker Lane structural zone, a zone of sub-parallel, right lateral strike slip faults that separate the Sierra Nevada batholith from the Basin and Range province (Bonham and Garside, 1979). The project area is situated in the Midway Hills in the eastern San Antonio Mountains, and includes a portion of the Ralston Valley. The San Antonio Mountains are regionally capped by Miocene Red Mountain trachyandesite flows, which can reach thicknesses of up to nearly 1,000 ft.

Argillite, chert, limestone, and other fine grained clastic rocks of the Ordovician Palmetto Formation are exposed in outcrop at the eastern foot of the Midway Hills, near the western edge of the Midway property. Rocks of the Palmetto Formation strike northwest to east-west, and dip moderately to the north and northeast. Valley fill alluvial, colluvial, eolian, and playa deposits extend east from the eastern foot of the Midway hills into Ralston Valley, masking bedrock geology over most of the Midway property. A regional geologic map of the area is presented as Figure 7-1.

April 1, 2011

Midway Gold Corp.	Geological Setting
Midway Deposit Resource	NI 43-101 Technical Report

Figure 7-1  Regional Geology

1600000
1630000
1660000
1690000
1720000
14020000
13990000
13960000
13930000
13900000
13870000
13840000
Range Front Fault
Walker Lane Structure
Walker Lane Structure
Walker Lane Structure
Walker Lane Structure
Range Front Fault
CZgh
Kgr
CZgh
Ta
Ta
Tt
CZgh
CZgh
PZsp
CZq
CZgh
Tsh
CZgh
Kgr
Tr
CZgh
CZq
Tr
Tr
Tt
CZq
CZq
Qa
Tr
Tsw
Tr
Tsw
Tr
Os
Tba
Tri
Tmi
Tmi
Tt
Tba
Osv
TKgr
Osv
Tmi
Ts
Ts
Ts
Legend
Cross-Section for Figure 2.2
Midway Mine Project Area
FORMATION
Qa-Valley Alluvium/Colluvium
Ta-Intrusive Andesite
Tri-Intrusive Rhyolite/Dacite
Ts-Sedimentary Tuff
Tsw-Welded Ashflow Tuff
Tsh-Shingle Pass Tuff
Tr-Rhyolite Domes, Plugs, and Flows
Tba-Trachyandesite Flows
Tt-Undifferentiated Ashflow Tuff and Lava
Tmi-Ash Flow Tuff
TKgr-Granitic Dikes
Kgr-Granitic Plutons
Osv-Cherty Argillite
Os-Palmetto Argillite
Osl- Palmetto Limestone
PZsp-Mafic Rocks
CZgh-Shale and Limestone
CZq-Quartzite
Faults
N
1:300,000
UTM NAD 27
US Foot linear unit
0 1 2 4 6 8
Miles

April 1, 2011

Midway Gold Corp.	Geological Setting
Midway Deposit Resource	NI 43-101 Technical Report

7.2	Local Geology

Local geology in the vicinity of the Midway Property is dominated by valley fill deposits including alluvium, colluvium, sand dunes and playa deposits. With the exception of a single outcrop, the gold-bearing altered and mineralized zones of the Midway deposit are masked by these Quaternary deposits. Argillite, sandstone, and limestone of the Ordovician Palmetto Formation outcrop in the nearby foothills of the Midway Hills, to the west of the property. These rocks are unconformably overlain by felsic volcanic rocks of the Rye Patch member of the Tonopah Formation (MDA 2003, 2005) or Tombstone Formation (MDA 2002, Panterra 2003).

Intermediate to mafic volcanic flows, presumably of the Red Mountain trachyandesite unit, cap most of the hills to the west of the Midway property. These rock types are exposed in a series of north-trending ridges that represent stacked, easterly-directed thrust sheets and low amplitude, open to tight folds. Structure is dominated by the northwest trending Rye Patch fault system, a feature typical of the Walker Lane structural belt.

Rhyolite dikes ranging in width from 3 to 65 feet occur in northwest trending dike swarms in the Palmetto Formation. The dikes are typically clay altered with drusy to chalcedonic quartz veinlets, and may host anomalous gold mineralization. Similar felsic dikes have been encountered during drilling.

The current understanding of bedrock geology and the distribution of mineralization and alteration in the Midway Project area is based on the results of drilling exploration. A map of the local bedrock geology is presented as Figure 7-2.

April 1, 2011

Midway Gold Corp.	Geological Setting
Midway Deposit Resource	NI 43-101 Technical Report

Figure 7-2  Local Geology Map

117°05'
N
38°15'
5
6
2
4i
1i
1
6i
4
376
BM R130
5858
HAP 80
BM R131
5782
19
20
21
24
29
31
32
33
5
6

Summary Report and Exploration Proposal for the Midway Gold Prospect, Nye County, Nevada, September 10, 2001
Geoffrey Goodall, P. Geo., Global Geological Services Inc.

0 0.5 1 km

- 6 Basalt flows
- 6i Andesite flows
- 5 Tertiary sediments, intercalated with basalt / andesite flows
- 5i includes Fanglomerate containing mineralized boulders
- 4 / 4i Rye Patch Rhyolitic Volcanics

Post Mineralization

- 3 Rhyolite Dikes
- 2 Mineralized Rhyolitic Volcanics
- 1 / 1i Palmetto Formation

- Dip Slip Fault - tick on downside
- Fault with recent movement evidenced by variations of cover thickness
- Strike Slip Fault
- ○ Drill Hole

Red Emerald Resource Corp.

MIDWAY PROJECT

Nye County, Nevada

Local Geology Map

after H.F. Bonham, Jr. & L.J. Garside, Bull 92, 1979

Scale:	see above	Figure :
Date :	Sept. 2001	7.1

April 1, 2011

Midway Gold Corp.	Geological Setting
Midway Deposit Resource	NI 43-101 Technical Report

7.3	Property Geology

The Midway property contains a low-sulfidation epithermal gold system with near vertical quartz-adularia-gold veins hosted by Ordovician black argillite of the Palmetto Formation and Tertiary rhyolitic volcanics. Gold bearing veins occur in a series of en echelon clusters along a 1.5-mile northwest-trending band of mineralization. The main altered and mineralized zones are overlain by alluvial gravels, sand dunes, and playa deposits. An idealized stratigraphic column based on drill core logs is presented in Figure 7-3.

Figure 7-3  Stratigraphic Column Midway Project

Individual lithologic units identified at the project site are described below, from oldest to youngest:

7.3.1	Ordovician Palmetto Formation

The Ordovician Palmetto Formation is the oldest and deepest unit encountered in drill holes at Midway. The Palmetto Formation is comprised of siltstone, argillite and chert in the drilled area. Bedding dips moderately, ranging in direction from northeast to northwest in oriented drill core measurements (Rhys, 2003). Pre-Tertiary deformation produced tight to isoclinal folds and a crenulation cleavage in Palmetto rocks; overlying Tertiary volcanic rocks are unaffected.

April 1, 2011

Midway Gold Corp.	Geological Setting
Midway Deposit Resource	NI 43-101 Technical Report

7.3.2	Tertiary Tombstone Formation

Felsic tuffs and volcaniclastic sediments of the Tertiary Tombstone Formation nonconformably overlie the Palmetto Formation. Subsurface mapping and correlation of horizons in drill core or cuttings is difficult due to textural destruction by hydrothermal alteration and rapid lateral facies changes (Rhys, 2003).

7.3.3	Tertiary Intrusive Rocks

Fine to medium grained, and aphanitic felsic dikes and sills intrude the Palmetto and Tombstone Formations, commonly filling faults. These intrusive rocks are altered and mineralized similar to those observed in surface outcrop in the Midway Hills, and are likely coeval. Relative age and timing relationships indicate the intrusives are younger or partially coeval with the Tombstone Formation and are syn- to pre-mineral relative to the mineralization/alteration events within the Tombstone.

7.3.4	Tertiary Volcanics (Post-mineral)

A variety of rhyolitic to mafic volcanics unconformably overlie the Tombstone Formation, resting on an interpreted post-mineral paleo-surface. These units have not been studied in any detail.

7.3.5	Quaternary Deposits

Quaternary deposits consisting of a heterogeneous mix of locally derived silt, sand and gravel cover the majority of the Midway Property. Mixed dune-playa deposits occur in the central and eastern portion of the property in the lowest areas of the valley floor. Sand dunes are generally small, under 100 feet long and 10 to 15 feet high and are mostly stabilized by vegetation. The mineralized area is buried by 35 to 100 feet of Quaternary cover.

7.4	Structural Geology

Structural geology significantly influences the distribution of mineralization and alteration at Midway. The Rye Patch fault system is a complex, oblique-slip fault system with numerous northwest trending splays. Subordinate steeply dipping, north-south striking extension fractures developed between the two bounding strike slip faults.

Detailed structural studies of bedrock exposures and oriented core from 22 drill holes indicate that alteration and mineralization developed between two moderately northeast dipping faults with right-lateral strike slip movement. Veins and hydrothermal breccias developed along sub-parallel, north-south extension fractures that terminate at the northwest faults. The structural framework interpreted by Rhys (2003) is summarized in Figure 7-4.

April 1, 2011

Midway Gold Corp.	Geological Setting
Midway Deposit Resource	NI 43-101 Technical Report

Figure 7-4  Structural Framework of the Midway Project

NOTE: Adapted from Rhys, 2003.

A large number of north-south oriented veins have been identified at the Midway property along a north-northwest Walker Lane trend, covering an area 10,300 feet long and 1,500 feet wide. Vein structures and orientation are best defined in the Discovery Zone, at the center of the project site. The location of veins and structures relative to host rocks is shown in Figure 7-5 and the distribution of alteration in the Discovery Zone is shown in Figure 7-6..

April 1, 2011

Midway Gold Corp.	Geological Setting
Midway Deposit Resource	NI 43-101 Technical Report

Figure 7-5  Cross Section of the Discovery Zone

The nonconformity between argillite of the Palmetto Formation and the overlying Tertiary volcanic rocks is an effective stratigraphic marker horizon. The Discovery Fault is a northwest to northerly striking normal fault that displaces the nonconformity and associated mineralization 300 feet down and to the west. The area of mineralization in the down-dropped block is referred to as the 121 Zone. Additional drilling should be conducted to better define the veins in the 121 Zone.

April 1, 2011

Midway Gold Corp.	Geological Setting
Midway Deposit Resource	NI 43-101 Technical Report

Figure 7-6  Cross Section of Discovery Zone

April 1, 2011

Midway Gold Corp.	Deposit Type
Midway Deposit Resource	NI 43-101 Technical Report

8.	DEPOSIT TYPE

Alteration and mineralization at the Midway property are typical of low-sulfidation, volcanic-hosted epithermal gold deposits found elsewhere in Nevada and around the world. The deposit type is characterized by overall low original sulfide content, and quartz-adularia and clay-sericite alteration assemblages, among others. Vein textures are indicative of high level, near surface emplacement and include void fills, crustiform coatings, colloform banding, and comb structures. Similar deposits in Nevada have proven to be economic, including the Midas and Bullfrog deposits.

April 1, 2011

Midway Gold Corp.	Mineralization
Midway Deposit Resource	NI 43-101 Technical Report

9.	MINERALIZATION

9.1	Mineralization and Alteration

Gold mineralization and associated alteration have been outlined in a west-northwest trending series of zones, including the Dauntless and Discovery Zones (Figure 9-1). Gold mineralization in the Dauntless and Discovery occurs in zones of massive quartz-adularia alteration in volcanic and volcaniclastic rocks of the Tombstone Formation and in veins, breccias, and silicified faults in both the Tombstone Formation and the underlying Palmetto Formation. Quartz-adularia alteration in the Discovery Zone tends to extend laterally in the Tombstone Formation immediately above and parallel to nonconformable contact with the Palmetto Formation and may have associated low grade disseminated gold mineralization. In the Dauntless Zone, the quartz-adularia forms a funnel-shaped zone that expands upward into the Tombstone Formation above the moderately dipping nonconformity.

Figure 9-1  Midway Vein Distribution (plan-view)

Alteration outside of the quartz-adularia zones in the Tombstone Formation is characterized as strong argillic alteration, which persists to the limits of drilling to date. Oxidation is extensive, and only local relict patches of incompletely oxidized pyrite remain in the Discovery and Dauntless Zones.

April 1, 2011

Midway Gold Corp.	Mineralization
Midway Deposit Resource	NI 43-101 Technical Report

Significant gold mineralization occurs within the quartz-adularia altered zones, with higher gold grades associated with a variety of siliceous veins, and veinlets including chalcedonic, bladed or drusy quartz, and quartz +/- iron oxide cemented breccias (Figure 9-2). In the Discovery Zone, to the southwest of the mineralized zones in the Midway Hills and north of the Dauntless Zone, there is a strong predominance of steeply dipping north-south trends in mineralized veins and structures of the Tombstone Formation (Rhys, 2003). These structures are interpreted as extension fractures consistent with the structural interpretation described in Section 7-4.

Figure 9-2  Midway Core Sample Vein Structures

April 1, 2011

Midway Gold Corp.	Mineralization
Midway Deposit Resource	NI 43-101 Technical Report

The Discovery Zone is the most densely drilled zone at the Midway property. Drill holes have intercepted a large number of veins, breccia-veins, and mineralized structures occurring in sub-parallel clusters 10 to 20 feet apart. Vein and mineralized structure thicknesses vary from a few inches to over 20 feet, according to MGC. MGC further indicates that the average vein thickness is about 6 feet, but Gustavson has not sufficiently reviewed drill core and drill hole data to confirm that estimate. Continuity of veins, vein zones and structures is projected, but not certain, over approximate north-south strike lengths of 200 to 500 feet, and with vertical dimensions that may locally exceed 300 feet. Continuity of gold mineralization and gold grades coincides, approximately, with projections of the veins and structures, but becomes far less certain at progressively higher gold grade cut-offs. There is a tendency for well defined veins in the Palmetto Formation to branch and splay upward into a broader network of veins, vein zones and veinlets in the overlying Tombstone Formation volcanics. Gold mineralization is associated with the veins, breccias and structures, but low grade mineralization may also spread vertically and laterally in a more disseminated fashion associated with quartz-adularia alteration in the Tombstone volcanics. The system remains open at depth in the Palmetto Formation for lack of sufficient deep drilling. Vein distribution and plan-view orientation are shown schematically in on Figure 9-1.

Higher grade gold mineralization appears to project along the same vein/structure zones. Visible gold is commonly observed in and along the edges of veins, is frequently associated with hematite, and occurs locally in coarse form. Dendritic gold has been observed in core. Examples of visible gold from the Midway property are shown in Figure 9-3 on the following page.

April 1, 2011

Midway Gold Corp.	Mineralization
Midway Deposit Resource	NI 43-101 Technical Report

Figure 9-3  Midway Project Visible Gold

Rhys (2003) documents a vertical sequence of veining in the Tombstone Formation:

“Within well mineralized portions of the Discovery Zone, a vertical sequence of veining is frequently apparent in the otherwise massive, intense K-feldspar-quartz alteration zone developed in the Tertiary sequence. High in the zones of K-feldspar-quartz alteration, veinlets are generally rare, but when present, are composed of opaline to chalcedonic quartz, locally with fine-grained drusy quartz lined cavities. Beneath this, significant Au values generally occur within and above a zone containing bladed quartz veins and veinlets that contain lattice-like replacement textures of quartz after calcite. These textures can be traced as a discrete, tabular, 5 to 20 foot thick, shallow northeast dipping textural zone from hole to hole that sits in the upper or central portions of the K-feldspar-quartz altered zone, and which probably records a boiling level in the hydrothermal system. Below this bladed quartz zone, chalcedonic quartz veinlets are common, and progressively increase in abundance downward toward the Palmetto conformity” (Figure 7-6 above).

April 1, 2011

Midway Gold Corp.	Mineralization
Midway Deposit Resource	NI 43-101 Technical Report

Siliceous structures oriented similarly to those in the Tombstone Formation occur in the underlying Palmetto Formation. Veins hosted in the Palmetto Formation form well-defined discrete veins and hydrothermal breccias up to 6 feet wide according to MGC. Alteration in the Palmetto Formation is characterized by argillic alteration extending up to several hundred feet below the nonconformity with the Tombstone Formation (Figure 7-6 above). Intense argillic alteration is typically limited to a zone within ten to eighty feet of the nonconformity, with gradual weakening of bleaching and clay alteration to greater depth. Locally, the zone of intense quartz-adularia alteration in the overlying Tombstone Formation may extend into the Palmetto Formation for a few feet (Rhys, 2003).

Notable quantities of visible gold were encountered during drilling at the Dauntless Zone, 600 feet southeast of the Discovery Zone (Figure 9-1). Mineralization in the Dauntless Zone occurs in an apparent breccia zone at the intersection of northwest and north-northwest trending faults. The breccia has fragments of silicified wall rock, argillite, and banded quartz veins in a hematite clay matrix. Veins with white banded and bladed quartz dissect the breccia. Additional drilling is merited in the Dauntless Zone to better define the limits and geometry of the vein and breccia zones, and gold mineralization.

Volumetrically minor felsite dikes and sills within the Palmetto and Tombstone Formations are typically clay altered and host quartz veinlet networks, veins and breccia along dike margins and/or, in deeper intercepts, pyritic disseminations. The felsite bodies are gold mineralized, but are not included in the mineral resource.

April 1, 2011

Midway Gold Corp.	Exploration
Midway Deposit Resource	NI 43-101 Technical Report

10.	EXPLORATION

10.1	Previous Operator’s Exploration Work

The record of exploration conducted prior to 2005 is documented in technical reports previously released by Mine Development Associates (MDA) (Ristorcelli and Muerhoff, 2002; Ristorcelli, 2003; Gustin and Ristorcelli, 2005). The exploration work carried out under previous operators of the Midway Project is described in detail in Section 6 of this report.

10.2	MGC Exploration

During annual exploration work conducted in 2005 through 2008, MGC completed a large volume of drilling, a reconnaissance soil gas survey, and a limited amount of rock chip sampling in areas peripheral to the mineral system. The results of the surface exploration work are not material to this study and were not used in updating the mineral resource estimate.

Physical exploration activity did not occur at the Midway property during 2009 and 2010.

10.3	Previous Resource Estimates

In 2005 Midway contracted MDA to produce an estimate of a bulk tonnage resource for Midway. The resource modeling work was conducted by Karl S. Hackett, PEng of KRJA Systems Inc.; who was a Qualified Person. The bulk tonnage resource estimate included the Discovery, 121 and 63-77 Zones, as shown in Figure 9-1

Following a detailed review, Midway management concluded that preferred and optimal development at the Midway project will be through underground mining focused on structurally controlled high gold grades. Underground mining recognizes certain sites sensitivities involving archaeology and groundwater considerations.

April 1, 2011

Midway Gold Corp.	Drilling
Midway Deposit Resource	NI 43-101 Technical Report

11.	DRILLING

A total of 599 holes have been drilled at the Midway Project, including those drilled prior to 2005, for a total footage of 82,217 meters (269,741 feet). Existing drill holes include 12 reverse circulation and auger holes drilled by Midway Gold for hydrology studies, and 12 diamond core holes drilled for geotechnical studies. Midway Project drill hole data is summarized in Table 11-1, and drill hole locations are shown on Figure 11-1.

Table 11-1 Midway Project Drill Hole Data

Company	Year	Part of Current Database	RC		Core		Total Drillho les	Total (ft)
			No.	m	No.	m
Unknown	?	No	3	361			3	1,184
Felmont	1981	No	92	9,223			92	30,259
Coeur d’Alene	1988	Yes	3	328			3	1,076
Rio Algom	1989	Yes	41	6,026			41	19,770
Kennecott	1992 -1996	Yes	132	20,347	4	553	136	68,569
Golconda	1996 to 1997	No	9	1,689			9	1,689
Tombstone	1997	Yes	14	1,980			14	6,496
Midway Gold	2002	Yes	19	3,227	50	49,091	69	26,692
Newmont	2002 to 2004	Yes	75	11,396	46	92,401	121	67,703
Midway Gold	2005	Yes	22	2,753			22	9,032
	2006	Yes	49	7,278	5	634	54	25,959
	2007	Yes	12	1,570	7	826	19	7,861
	2008	Yes	7	336	9	715	16	3,448
Total			478	65,340	121	16,877	599	269,741

April 1, 2011

Midway Gold Corp.	Drilling
Midway Deposit Resource	NI 43-101 Technical Report

Figure 11-1 Exploration Drilling at the Midway Project

April 1, 2011

Midway Gold Corp.	Drilling
Midway Deposit Resource	NI 43-101 Technical Report

11.1	Drilling Procedures and Conditions

Core logging and drilling conditions prior to 2005 are uncertain. Drilling procedures described by Gustin et al. (2005) indicate that industry standards were practiced from 1981 to at least 1997. Industry standards were also practiced with regard to drilling, logging and chain of custody from 2002 through 2004. Given the presence of coarse and visible gold at Midway, care must be taken with regard to sample collection during both core and RC drilling. Water used during RC drilling may contribute to sample bias, and core samples need to be large in order to provide a representative analytical sample.

Detailed information regarding drilling campaigns prior to 2005 is included in previously released technical reports produced by MDA (Ristorcelli and Muerhoff, MDA, 2002; Ristorcelli, MDA, 2003; and Gustin and Ristorcelli, MDA, 2005). That information is summarized in earlier sections of this report, and is not repeated here in detail.

MGC contracted Diversified Drilling of Missoula, Montana to perform reverse circulation drilling in 2005, and Layne Christensen, Las Vegas, Nevada, was contracted for all reverse circulation drilling thereafter. Kirkness Diamond Drilling Co., Inc. and M2 Core Drilling and Cutting, Inc. provided core drilling services in 2007 and 2008, respectively.

11.2	Logging

Available core and RC chips from drilling prior to 2002 were re-logged and entered into the Midway Project drill hole database by Newmont geologists. Between 2002 and 2004 all core was photographed, logged, and entered into an electronic drill hole database. Data captured during core logging included geology and RQD measurements. The drill hole database is stored electronically and in hardcopy at the Tonopah, Nevada project office. The drill hole database includes all existing drill logs, analyses, photographs, drill collar locations and down-hole survey information for the Midway Project. MGC adheres to procedures established by Newmont for all drilling, core logging and sampling activities (Mosch, 2009).

April 1, 2011

Midway Gold Corp.	Sampling Method and Approach
Midway Deposit Resource	NI 43-101 Technical Report

12.	SAMPLING METHOD AND APPROACH

Gustavson personnel were not on-site during any of the drilling programs conducted by MGC in 2005 through 2008, and are reliant on information provided by MGC regarding sample handling and security.

MGC reports that sampling of diamond drill core and reverse circulation cuttings was conducted in accordance with standard industry practices and routine procedures established by Newmont (MDA 2005). The sampling methods and approach employed since 2004 are consistent with those reported by MGC, as follows, in the 2005 technical report prepared by MDA:

“Core sampling procedures for Midway Gold’s drill program were being done in accordance with standard industry practices. These practices reportedly remained the same through the transition from Midway Gold to Newmont as operators. Core was stored at the drill site until taken by Midway Gold’s geological contractors [since 2004, Midway employees, consultants or M2 Technical Services as contractor] to the logging and core storage warehouse in Tonopah. After photographing and logging, the HQ core was generally sampled in five-foot intervals, but sample intervals do not extend across distinct geologic breaks. Generally, the maximum length of a sample was five feet, but could be as small as one half of a foot if warranted. Core samples were split by mechanical or hydraulic splitters, or sawed into two halves, with half samples placed in cloth bags that have been pre-numbered with a unique sample identification number. The sample identification did not contain the drill hole name, drill hole number, sample depth or sample length. A sample tag was also placed in each bag. Core samples remained at the logging facility in Tonopah, or were taken to the project site, where they were picked up by Chemex [ALS Chemex] for analysis. One half of the core was retained in the Tonopah warehouse facilities and the other half submitted for analysis.

Sampling of the RC cuttings was done by the drilling contractor under the supervision of the geologist. RC samples were collected on 1.52 m (5 ft) increments over the entire hole. All of Midway Gold’s RC drilling used water as a drilling fluid, partly because water was injected down the hole in order to minimize dust (in accordance with BLM requests) but also because all holes drilled by Midway Gold intersected ground water at some point. The slurry of water and drill cuttings was forced up the drill pipe into a cyclone, where it was passed through a rotating wet-sample splitter. The sample was reduced to approximately 7 to 9 kg and collected in a five-gallon bucket. The majority of the liquid was poured off and the sampled cuttings were placed in cloth bags, which were pre-labeled with sample ID numbers. Labeling of RC samples was guided and managed by Midway Gold geological contractors [or employees or consultants], but not necessarily done by them. Samples were given a unique label, which did not relate to either drill hole or depth and only Midway Gold and their geological contractors knew the relationship between sample and location. A sample tag was put in each bag. Representative samples of drill cuttings were collected and stored at the drill site. Chip samples were collected for each five-foot interval.

April 1, 2011

Midway Gold Corp.	Sampling Method and Approach
Midway Deposit Resource	NI 43-101 Technical Report

The RC cuttings remained under the supervision of Midway Gold geological contractors each day until the end of shift, at which time the Midway Gold geological contractors took them to a secure sample storage area. The samples remained stored until picked up by Chemex [ALS Chemex (“Chemex”)]. The laboratory generally picked up the core and RC samples about two times per week.

For both RC and drill core, duplicate samples were collected approximately every 31 m (20 samples) [see the QA/QC comments in the Sample Preparation, Analyses and Security section for Gustavson comments on the current practices of Midway Gold]. For RC drilling, this was conducted by placing a Y-splitter on the discharge of the cyclone. MDA feels that due to the presence of free gold, this was not an appropriate way to split wet samples. For core, a duplicate sample was initially collected by splitting the half core to produce a quarter split. Due to the coarse nature of gold encountered at Midway, this practice was changed to sampling the core in two halves.

Potential contamination problems exist anytime RC drilling is done wet. With low water flows, this potential contamination can be minimized or eliminated with good drilling techniques. When water flows are high, as they are below 31 m in the greater Discovery area, the probability of getting a representative sample is decreased. MDA therefore recommended that wet RC drilling be restricted to pure exploration holes, while core would be used for definition drilling (Ristorcelli, 2003). This procedure was followed for the most part in subsequent drilling programs” (Gustin and Ristorcelli, MDA, 2005).

Gustavson echoes MDA’s recommendation that reverse circulation drilling be restricted to exploration activities, and that diamond drill core be used extensively only in more advanced exploration stages.

Drilling campaigns at the Midway Project range from early exploration with widely spaced drill sites to focused investigation with closely spaced, vertical holes. This exploration drilling approach provides data suitable to modeling a low grade, near surface, potential open pit gold prospect. More recently, MGC exploration has targeted steeply dipping, high gold grade veins and structures with potential for development as an underground mine. This exploration approach requires diamond drill holes oriented to crosscut veins and structures. Current and planned drilling exploration by MGC includes angled diamond drill holes.

April 1, 2011

Midway Gold Corp.	Sample Preparation Analyses & Security
Midway Deposit Resource	NI 43-101 Technical Report

13.	SAMPLE PREPARATION, ANALYSES, AND SECURITY

13.1	Historic Campaigns

A review of sample preparation, analyses, and security with regard to Midway exploration prior 2004 is discussed in previously released technical reports prepared by MDA. Midway Gold Drilling Campaigns

13.1.1	Sample Preparation and Assaying Methods

Diamond drill core samples was placed in core boxes at the drill site and were transported daily to the sample warehouse in Tonopah. The core was photographed and marked for splitting, and all pertinent geologic and geotechnical information recorded. The core was cut with a diamond rock saw or split using a manual or hydraulic splitter, if necessary. The half-core for each sample interval was placed in pre-labeled bags, sealed, and stored until the sample was transported to Chemex.

Reverse circulation samples were placed in sample bags at the drill site and was transported daily to the Midway Gold warehouse in Tonopah. Chip trays were made from each sample. The samples and chip trays were logged and stored securely at the warehouse until they were transported to Chemex.

Overall assay results from the Midway Project do not vary substantially between drilling campaigns or operators. Gustavson has no reason to suspect that sample integrity was compromised in any of the historic campaigns or under MGC in recent years.

Sample preparation at Chemex was and is conducted according to the guidelines set out in ISO/IEC Guide 25 – “General requirements for the competence of calibration and testing laboratories”, and was certified to the ISO 9002 standard.

At Chemex, Midway samples were generally prepared by crushing the entire sample and pulverizing the sample split to 75 microns. Samples were analyzed for gold by fire assay with an atomic absorption finish (AA). Other elements were analyzed by induced coupled plasma (ICP) techniques.

13.1.2	Quality Controls and Quality Assurance

Gustavson considers the QA/QC program of historic drilling and sampling campaigns at the Midway project adequately addresses in prior technical reports.

MGC submits a combination of standard samples and duplicate samples at a rate of about 4%, or one of either type of sample with every 24 unknown samples.

April 1, 2011

Midway Gold Corp.	Sample Preparation Analyses & Security
Midway Deposit Resource	NI 43-101 Technical Report

While the rate of submission of combined standards and duplicates has remained fairly constant, the mix of standards and duplicates samples appears to vary from drill hole to drill hole and duplicate samples are not included in the sample mix from some drill holes. Gustavson believes the 4% rate for combined standards and duplicates is adequate, but recommends that a more rigorous split between standards and duplicates be maintained.

Midway Gold has not submitted blank samples during any drilling campaign to date. Gustavson recommends that MGC submit a blank sample with each drill hole or other sample batch at the rate of 2% (or 1 sample out of each 50) in order to increase the likelihood of contamination detection by MGC, independent of the internal QA/QC program of the lab.

Midway Gold submitted splits of high grade samples for further analysis by metallic screen assays to determine the potential impact of coarse gold on the sampling process. Total gold according to the metallic screen assay was averaged with the original assay for the associated sample interval and entered into the project database. Gustavson recommends that MGC compare the metallic screen assay data to original assay data to determine if bias is generated during the sampling/sample preparation processes.

April 1, 2011

Midway Gold Corp.	Data Verification
Midway Deposit Resource	NI 43-101 Technical Report

14.	DATA VERIFICATION

Gustavson (Donald J. Baker) visited the Midway Project site on February 23, 2011. Drill sites are reclaimed and remediated concurrent with drilling operations, and neither historic or recent drill hole locations can be verified in the field. The surface geology was reviewed, and the bedrock geology discussed. The only outcrop within the area of immediate interest was visited (the so-called “Discovery Outcrop”), and rock type, alteration and silica veining were confirmed as reported.

Gustavson verified that diamond drill core and reverse circulation chip trays from MGC drilling programs are stored in the Tonopah warehouse. Verification samples were not collected. Midway Gold stores sample rejects and pulps in a separate facility in Tonopah that was not visited.

Geologic logs of the drill holes were reviewed, and assay sample numbers were compared with assay certificates from Chemex for each drill hole. Assay values reported by Chemex were spot checked against the manual entry on the drill logs, and as entered in the project database. No significant errors were identified. Geologic logs for 2005 and 2006 drill holes are manual, hand-written logs; whereas logs completed by M2 Technical Services in 2007 and 2008 are electronic.

There are a few drill logs and assay certificates missing from the hard copy files, but geologic information and assays have been captured in the database. MGC was made aware of these issues.

April 1, 2011

Midway Gold Corp.	Adjacent Properties
Midway Deposit Resource	NI43-101 Technical Report

15.	ADJACENT PROPERTIES

The Round Mountain Mine is located 50 km north of the Midway property. Round Mountain has been in production, from both historic underground and current open pit operations, since 1906. The Round Mountain deposit is of the low sulfidation, volcanic hosted epithermal gold deposit type. The Round Mountain mine has produced over 10 million ounces since 1977 (Kinross Gold Corporation website, 2011).

The historic mining district of Tonopah lies 24 km southwest of the Midway property. The Manhattan gold deposit, which hosts gold mineralization within a sedimentary sequence of rocks similar to those at the Midway property, is located 30 km to the north. Underground mining was conducted at Manhattan from 1905 to 1947. Large scale, open pit mining operations were active at Manhattan from 1979 to 1988. Manhattan reportedly has proven and probable reserves of 1.7 million tons grading 0.13 oz Au/ton (4.457 gAu/t) (Goodall, 2001).

The proximity and similarities of the Midway property to these well-documented gold deposits does not, on its own, indicate that the Midway property should be similarly mineralized.

April 1, 2011

Midway Gold Corp.	Mineral Processing & Metallurgical Testing
Midway Deposit Resource	NI 43-101 Technical Report

16.	MINERAL PROCESSING AND METALLURGICAL TESTING

Historical metallurgical test work was completed on samples from the Midway deposit by both McClelland Laboratories of Sparks, Nevada (McClelland) and SGS Lakefield Research, Lakefield, Ontario (SGS). These test work programs are preliminary in nature and additional test work is required to further define and optimize the process flowsheet. Crushing and grinding testing as well as tailings and concentrate thickening, settling, and filtration test work are required to advance the project.

The McClelland and SGS test work programs included cyanide leaching and gravity and flotation separation techniques. Individual and combined recovery methods were used to extract gold from the samples.

Gold recoveries from the Midway samples are acceptable for all of the processing schemes tested. Total gold recoveries from gravity concentration followed by cyanidation process ranged between 89.5 to 94.6%. Recoveries from gravity concentration only ranged between 39.7 and 88.2% and are a function of head grade. Gold recoveries using only conventional cyanidation ranged from 87.5% to 93.1%.

16.1	Mineral Processing/Metallurgical Testing Analysis

16.1.1	McClelland Test Work

Test work at McClelland was conducted during the first and second quarters of 2006. The test work evaluated the response of several Midway ore type composites to gravity concentration. Gold recoveries varied with head grade. As expected, the higher the feed grade, the higher the recovery from gravity concentration.

The highest grade composite tested at McClelland, Comp. 12 at 35.6 ppm Au, responded very well to gravity concentration. Combined recovery was 77.2% at a feed size of 80% passing 150µm. The mass recovery into the gravity concentrate was about 1.4%.

Gravity Recoverable Gold (GRG) values from the next highest grade composite, Comp. 13 at 9.89 ppm Au, were equivalent to 39.8% of the contained gold values. GRG values for Comps. 14 and 15 were equivalent to 25.6% and 15.0%, respectively, of gold values contained in the material. Owing to the relative ease of GRG recovery with a coarse grind, the inclusion of a gravity concentration circuit in the final process flow sheet is highly probable. Pertinent gravity concentration results from the McClelland work is given in Table 16-1.

April 1, 2011

Midway Gold Corp.	Mineral Processing & Metallurgical Testing
Midway Deposit Resource	NI 43-101 Technical Report

Table 16-1  McClelland Summary GRG Test Results

	Au Recovery, % of Contained Values				Calculated	Direct
	Nominal Grind Size			Au Recovery	Head Grade,	Head* g/t
Sample	-420mm	150mm	75mm	Total (%)	g /t Au	Au
Comp. 12	72.5	7.6	8.1	88.2	36.17	34.4
Comp. 13	35.5	12.6	7.7	55.8	8.73	10.36
Comp. 14	23.8	8.2	7.7	39.7	3.44	3.44
Comp. 15	6.1	8.4	32.8	47.3	1.03	0.59

* Average of triplicate direct head assays

16.1.2	SGS Lakefield Test Work

SGS Lakefield conducted metallurgical testing on a single Midway composite sample. The gold head grade of the composite was 6.45 ppm Au, 82.0% SiO2, and 0.05% S. Initial gravity concentration testing produced a recovery of 15.4% of the total contained Au. Cyanidation of the gravity tails resulted in recoveries ranging between 89.5 and 94.1%.

A series of gravity concentration/flotation tests were also conducted by SGS. Combined gravity/flotation test gold recoveries were considerably lower than the combination gravity/cyanidation scheme ranging from 43.6% to 52.5%. Individual flotation test results are presented in Table 16-2.

Table 16-2 Lakefield Flotation Test Results

Test #	Product	Product Wt %	Assay Au (g/t)	Au Distribution (%)
F1	Ro Conc 1-4	12.1	19.7	46.9
	Head (calc)		5.07
	Grav+ Ro Conc	12.2	27.7	55.2
F2	Ro Conc 1-4	7.47	29.5	45.9
	Head (calc)		4.8
	Grav+ Ro Conc	7.38	42.5	54.2
F3	Ro Conc 1-4	11.5	18.9	43.6
	Head (calc)		4.99
	Grav+ Ro Conc	11.5	27.3	52.2
F4	Ro Conc 1-4	10.2	26.5	52.5
	Head (calc)		5.17
	Grav+ Ro Conc	8.9	37.3	59.8

April 1, 2011

Midway Gold Corp.	Mineral Processing & Metallurgical Testing
Midway Deposit Resource	NI 43-101 Technical Report

Base line cyanidation tests were included in the SGS program. Depending on grind size, gold recoveries in cyanidation were higher than the gravity-flotation series, ranging from 87.5% to 93.1%. When gravity concentration was included, overall Au recovery increased to 94.1%. Pertinent SGS test work results using cyanidation and gravity-cyanidation processing are included in Table 16-3.

Table 16-3  Lakefield Summary of Leach Conditions and Results

	Feed	Reagents (g/L, kg/t)							Au
Leach	Size		Consumption		Leach	Au Recovery (%)			Tails	Au Head Grades (g/t)
Test	K80	NaCN	(kg/t)		Time			Grav	Grade	Calculated		Direct
#	(μm)	Added	NaCN	CaO	(hrs)	CN	Grav	+CN	(g/t)	CN	Grav	CN	Grav
CN1	169	0.5	0.03	0.38	48	93.1		94.1	0.38	5.49		5.32
CN2	60	0.5	0.02	0.44	48	87.5	15.4	89.5	0.72	5.74	6.28	5.32	6.45
CN3	60	0.5	0.03	0.42	72	91.4		92.7	0.45	5.23		5.32
CN4	169	1	0.01	0.39	48	92.5		93.6	0.43	5.64		5.32

April 1, 2011

Midway Gold Corp.	Mineral Resource and Mineral Reserve Estimates
Midway Deposit Resource	NI 43-101 Technical Report

17.	MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

Midway consists of high grade veins and breccias within non-mineralized or very low grade host rock. Structural analysis by Rhys (2003) and Midway geologists indicate that gold is strongly controlled by North-South veins and structures. Sufficient drilling results are available for resource analysis on veins from the Discovery zone and the Dauntless zone.

MGC modeled by hand a limited number of veins in the Discovery Zone using cross sections. The modeled veins fit well with a North-South vein orientation. However, there were additional high grade gold assays that have not been correlated with veins or breccias and did not match the modeled veins. To account for these assays which could represent veins that have not yet been modeled, an indicator estimate was used to model the probability of material having a grade greater that 0.05opt Au. This indicator model was calibrated by comparison with cross sections of Midway’s modeled veins.

Table 17-1  Comparison of Zones included in Resource Estimate

Zone	2005 Estimate	2011 Estimate
Discovery
Dauntless
SP
121
63-77
Enterprise
Nautilus
NOTE: Included areas marked in blue

17.1	Statistical Analysis

Both classic statistical analysis and geostatistics were applied to the data. The general gold statistics indicate a large population of very low grade, some of which is at assay detection limits. There is evidence of multiple domains which deserve analysis.

The current study focuses on potential underground development of the Midway deposit. Initial statistics analyzed assays of vein material. Due to gold occurrences outside of modeled veins, those samples not logged as veins were analyzed separately. Figure 17-1 shows substantial potential ore grade mineralization outside of the modeled veins with more than 2% of the data exceeding 0.10oz Au/st.

April 1, 2011

Midway Gold Corp.	Mineral Resource and Mineral Reserve Estimates
Midway Deposit Resource	NI 43-101 Technical Report

Figure 17-1  Demonstrates the Statistics of All Gold and Gold Outside the Veins.

Figure 17-2  Demonstrates the Statistics of Gold and Silver within the Veins.

April 1, 2011

Midway Gold Corp.	Mineral Resource and Mineral Reserve Estimates
Midway Deposit Resource	NI 43-101 Technical Report

Based on the inflection seen in the gold line at about the 0.05opt point and the conceptually economic potential of underground mining methods, further analysis was conducted to target an indicator shell based on an 0.05opt cutoff grade.

17.2	Grade Capping

Occasional, significantly high grade intercepts between 10 and 100opt gold, are included in the drill hole dataset. Outlying values such as these can skew the results of the statistical analysis. Existing information is not sufficient to explain the controls on the higher grades or to constrain the geologic model accordingly, so grade is capped to limit the potential for reporting an artificially high total average grade of the deposit.

To select grade capping, the cumulative frequencies were plotted for the 5’ composited grades. Figure 17-3 shows the uncapped and capped values. The cumulative probability curve on the left graph below shows a change in the character of the grade distribution at approximately 3 opt, and this level was chosen as a cap. 99% of the values are at or below this level. Until there is a better understanding of the controls on the higher grades, Gustavson believes that this is a prudent capping level. Capping reduces the average grade from 0.463 to 0.254opt by capping the 7 top values.

Figure 17-3  Shows the Statistical Uncapped and Capped Gold Values .

April 1, 2011

Midway Gold Corp.	Mineral Resource and Mineral Reserve Estimates
Midway Deposit Resource	NI 43-101 Technical Report

17.3	Geostatistical Analysis

The geostatistical analysis was performed in two steps. First, indicator variography was analyzed and a discriminator model built to use all three dimensional data to define potential ore zones, then grade variography was analyzed to estimate grade within the defined outlines.

17.3.1	Indicator Variography and Model

Indicator variography can be used to detect trends in deposits based on grades or other spatial criteria. Indicator variography was performed based on cutoffs at 0.005, 0.01 and 0.05 opt. Continuity and anisotropy are similar for all cutoffs with variogram range decreasing as cutoff increases.

Based on oriented core analysis (Rhys, 2003) and on the north-south vein structures interpreted by Midway in their analysis, the indicator estimate was made with an N-S, and vertical anisotropy of nearly 7 to 1. The model chosen was:

Table 17-2  Variogram Model Parameters

Model	Nugget	Sill	Range (NxExV) Ft	Angles
Spherical	0.10	0.90	40x7x50	0x0x0

The cross-section in Figure 17-5 shows the correspondence between the block indicators and the MGC modeled veins. Yellow and red coded blocks (estimated indicators greater than 0.50) generally correspond well to the defined outlines.

April 1, 2011

Midway Gold Corp.	Mineral Resource and Mineral Reserve Estimates
Midway Deposit Resource	NI 43-101 Technical Report

Figure 17-4  Block Indicators and Hand Interpreted Sections

The total tonnage contained within the shell formed in this manner is in Table 17-2.

Table 17-3  Total Tonnage

	Tonnage	Avg
Min Probability	Short tons x 1000	Probability
0.5	136	0.6195

17.3.2	Ore Density Estimates

During Newmont Mining Corporations exploration activities at the Midway property in 2005, core samples were tested by McClelland Labs in Reno, Nevada to determine general tonnage factors for the major rock types in the Midway resource area. Only a few samples were tested and no information is available regarding methodology. The Tonnage Factors provided by McClelland Labs are given in Table 17-3.

April 1, 2011

Midway Gold Corp.	Mineral Resource and Mineral Reserve Estimates
Midway Deposit Resource	NI 43-101 Technical Report

Table 17-4  Material Density by Lithology

Formation	Tonnage Factor (ft3/ton)
Argillite	12.6
Silicic Tertiary Volcanic Tuffs	13.8
Fresh and Argillized Tertiary Volcanic Tuffs	16.6

17.3.3	Grade Variography and Model

Natural grade variability and sample spacing resulted in less continuous grade variograms with very poorly defined the anisotropy. This is common in high grade gold systems. In this case, the same variography was used as for the indicators in order to match the grade shells formed by indicator kriging as well as to allow increased local sample influence.

Further drilling will allow better definition of the high grade structures and should allow for more accurate local grade estimates in the future.

Table 17-5  Variogram Modeling Values

Pass	Search	Min Samp	Max Samp	Number Holes
1	1 Variogram Range	5	13	2
2	1 Variogram Range	3	13	1
3	1.5 Variogram Range	3	13	1

Table 17-5 shows the inferred underground gold resource estimated at this time for the Midway Project.

Table 17-6  Inferred Underground Kriged Resource Estimate

Pass	Cutoff opt Au	TONSx1000	Opt Au	Ozx1000
1	0.1000	91.0	0.3189	29.020
	0.0750	95.0	0.3084	29.298
	0.0500	98.0	0.3015	29.547
	0.0200	99.0	0.2992	29.621
2	0.1000	23.0	0.2354	5.414
	0.0750	31.0	0.1991	6.172
	0.0500	32.0	0.1969	6.301
	0.0200	32.0	0.1969	6.301
Total	0.1000	114.0	0.3017	34.394
	0.0750	127.0	0.2813	35.725
	0.0500	130.0	0.2758	35.854
	0.0200	131.0	0.2742	35.920

April 1, 2011

Midway Gold Corp.	Other Relevant Data and Information
Midway Deposit Resource	NI 43-101 Technical Report

18.	OTHER RELEVANT DATA AND INFORMATION

A cultural inventory of the Midway project has identified a prehistoric site associated with a sand dune field in the Ralston Valley, adjacent to the Discovery zone. An intensive cultural and geomorphological inspection was conducted at the project area to determine archaeologically significant areas. Techniques and methods used during the inventory were sufficient to identify the surficial cultural resources and features in the area. As such, certain drill hole locations were moved to protect the integrity of the cultural features (Clay and Young, 1994).

The Midway property lies within a basin that is the municipal water supply for the town of Tonopah. The impact of mining on this source of water is unknown at this time. Midway has a memorandum of understanding with the town of Tonopah to work towards an equitable solution of any issues that arise.

Other relevant information includes the fact that the Belmont county road crosses the greater Discovery area. The impact of this paved, two-lane road on permitting a mining operation and the costs involved in the possible relocation of the road are not known at present.

April 1, 2011

Midway Gold Corp.	Interpretation and Conclusions
Midway Deposit Resource	NI 43-101 Technical Report

19.	INTERPRETATION AND CONCLUSIONS

The current evaluation of the Midway project shows that there are continuous areas of gold mineralization with grades that could be mined by underground methods. Though the drilling to date is concentrated in the Discovery Zone, significant gold intercepts are found elsewhere across the property. Infill drilling will facilitate further definition of the quantity and quality of potential additional mineralization, which may then become subject to economic analysis.

Underground mine development with limited surface disturbance will likely be the preferred scenario based on structurally controlled high grade gold mineralization and the existence of a cultural protection zone near the property.

April 1, 2011

Midway Gold Corp.	Recommendations
Midway Deposit Resource	NI 43-101 Technical Report

20.	RECOMMENDATIONS

Gustavson recommends the following:

•
A select number of reverse circulation drill holes in the various mineralized zones should be twinned by diamond drill core to compare methodologies and resultant assay results. This is a critical path item necessary to enable any future calculation of reserve estimates using the reverse circulation results;

•
QA/QC data generated by Midway and Chemex should be compiled, analyzed and documented for all assays completed since 2004. Sample batches with assays deemed questionable or failed should be submitted for re-analysis. The mix of standards and duplicates in any sample batch should approximate a 50/50 split;

•
As part of an ongoing QA/QC program with drill samples, blank samples should be submitted at the rate of 2%, with particle size and volume of the blank samples such that the sample is run through the entire sample preparation process at the analytical laboratory. Assay results on blanks should be compiled, scrutinized and documented as part of the QA/QC program;

•	Compile, analyze and document the metallic screen assay results as compared with the original fire assays and/or with duplicate analyses run on the same samples; and,

•
Gustavson echoes the previous recommendation of Mine Development Associates, Inc. (Gustin & Ristorcelli, 2005) that reverse circulation drilling be restricted to exploration activities, and diamond drill core be used extensively in more advanced exploration stages and in definition drilling.

Table 20-1  Cost Estimate for Recommended Work Program

Program	Cost
Diamond Drilling 36,000 feet	$3,600,000
Sample Assays and re-analysis	900,000
Drill Supervision	612,000
Road Building, Drill Sump Construction and Reclamation	576,000
Metallurgical Test Work	100,000
Permitting and Bonding	150,000
Hydrology Studies	200,000
Engineering Studies including QA/QC	90,000
Contingency	720,000
Total	$6,948,000

April 1, 2011

Midway Gold Corp.	References
Midway Deposit Resource	NI 43-101 Technical Report

21.	REFERENCES

Bonham, Jr., Harold R., and Garside, Larry J., 1979, Geology of the Tonopah, Lone Mountain, Klondike, and Northern Mud Lake Quadrangles, Nevada: Nevada Bureau of Mines and Geology; Bulletin 92.

Gustin, M.M., and Ristorcelli, S., 2005, Updated Summary Report Midway Gold Project, Nye County, Nevada; Mine Development Associates, Inc. independent technical report prepared for Midway Gold Corp., February 24, 2005, 157 p.

Rhys, D., April 3, 2003, March, 2003 Midway Gold Project Structural Study, by Panterra Geoservices Inc.

Ristorcelli, Steve, and Muerhoff, Charles, 2002a, Summary Report on the Midway Gold Prospect, Nye County, Nevada; Mine Development Associates, Inc. independent technical report prepared for Red Emerald Resource Corp.

Ristorcelli, Steve, and Muerhoff, Charles, July 23, 2002b, Updated Summary Report on the Midway Gold Prospect, Nye County, Nevada; Mine Development Associates, Inc. independent technical report prepared for Red Emerald Resource Corp.

Ristorcelli, Steve, 2003, Updated Summary Report on the Midway Gold Prospect, Nye County, Nevada; Mine Development Associates, Inc. independent technical report prepared for Red Emerald Resources Corp.

April 1, 2011

Midway Gold Corp.	Date and Signature Pages
Midway Deposit Resource	NI 43-101 Technical Report

22.	DATE AND SIGNATURE PAGES

WILLIAM J. CROWL
Vice President, Mining
Gustavson Associates, LLC
274 Union Boulevard,  Suite 450
Lakewood, Colorado   80228
Telephone: 720-407-4062   Facsimile: 720-407-4067
Email: wcrowl@gustavson.com

CERTIFICATE of AUTHOR

I, William J. Crowl do hereby certify that:

1.	I am currently employed as Vice President, Mining by Gustavson Associates, LLC at:

274 Union Boulevard
Suite 450
Lakewood, Colorado   80228

2.
I am a graduate of the University of Southern California with a Bachelor of Arts in Earth Science (1968), and a MSc. In Economic Geology from the University of Arizona in 1979, and have practiced my profession continuously since 1973.

3.	I am a registered Professional Geologist in the State of Oregon (G573) and am a member in good standing of the Australian Institute of Mining and Metallurgy and the Society of Economic Geologists.

4.
I have worked as a geologist for a total of 38 years since my graduation from university; as a graduate student, as an employee of a major mining company, a major engineering company, and as a consulting geologist.

5.
I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of the technical report titled “NI 43-101 Technical Report On The Gold Rock Project, Nye County, Nevada” dated April 1, 2011 (the “Technical Report”), with specific responsibility for Sections 7, 8 and 9, and the overall organization of the report and general content.

7.	I have personally completed an independent review and analysis of the data and written information contained in this Technical Report.

April 1, 2011

Midway Gold Corp.	Date and Signature Pages
Midway Deposit Resource	NI 43-101 Technical Report

8.
I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.
I do not hold, nor do I expect to receive, any securities or any other interest in any corporate entity, private or public, with interests in the properties that are the subject of this report or in the properties themselves, nor do I have any business relationship with any such entity apart from a professional consulting relationship with the issuer, nor to the best of my knowledge do I have any interest in any securities of any corporate entity with property within a two (2) kilometer distance of any of the subject properties.

10.	I have read National Instrument 43-101 and Form 43-101, and the Technical Report has been prepared in compliance with that instrument and form.

11.
I consent to the filing of the Technical Report with any stock exchanges or other regulatory authority and any publication by them, including electronic publication in the public company files on the websites accessible by the public, of the Technical Report.

Dated this 1st day of April, 2011.

/s/William J. Crowl (Signature)
Signature of Qualified Person

“William J. Crowl”
Print name of Qualified Person

April 1, 2011

Midway Gold Corp.	Date and Signature Pages
Midway Deposit Resource	NI 43-101 Technical Report

DONALD E. HULSE
Principal Mining Engineer
Gustavson Associates, LLC
274 Union Boulevard,  Suite 450
Lakewood, Colorado   80228
Telephone: 720-407-4062   Facsimile: 720-407-4067
Email: dhulse@gustavson.com

CERTIFICATE of AUTHOR

I, Donald E. Hulse do hereby certify that:

1.	I am currently employed as Principal Mining Engineer by Gustavson Associates, LLC at:

274 Union Boulevard
Suite 450
Lakewood, Colorado   80228

2.	I am a graduate of the Colorado School of Mines with a Bachelor of Science in Mining Engineering (1982), and have practiced my profession continuously since 1983.

3.	I am a registered Professional Engineer in the State of Colorado (35269).

4.	I have worked as a mining engineer for a total of 25 years since my graduation from university; as an employee of a major mining company, a major engineering company, and as a consulting engineer.

5.
I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of the technical report titled “NI 43-101 Technical Report On The Gold Rock Project, Nye County, Nevada” dated April 1, 2011 (the “Technical Report”), with specific responsibility for Sections 1 through 6 and 16 through 20.

7.	I have personally completed an independent review and analysis of the data and written information contained in this Technical Report.

8.
I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

April 1, 2011

Midway Gold Corp.	Date and Signature Pages
Midway Deposit Resource	NI 43-101 Technical Report

9.
I do not hold, nor do I expect to receive, any securities or any other interest in any corporate entity, private or public, with interests in the properties that are the subject of this report or in the properties themselves, nor do I have any business relationship with any such entity apart from a professional consulting relationship with the issuer, nor to the best of my knowledge do I have any interest in any securities of any corporate entity with property within a two (2) kilometer distance of any of the subject properties.

10.	I have read National Instrument 43-101 and Form 43-101, and the Technical Report has been prepared in compliance with that instrument and form.

11.
I consent to the filing of the Technical Report with any stock exchanges or other regulatory authority and any publication by them, including electronic publication in the public company files on the websites accessible by the public, of the Technical Report.

Dated this 1st day of April, 2011.

/s/Donald E. Hulse (Signature)
Signature of Qualified Person

“Donald E. Hulse”
Print name of Qualified Person

April 1, 2011

Midway Gold Corp.	Date and Signature Pages
Midway Deposit Resource	NI 43-101 Technical Report

TERRE A. LANE
Principal Mining Engineer
Gustavson Associates, LLC
274 Union Boulevard,  Suite 450
Lakewood, Colorado   80228
Telephone: 720-407-4062   Facsimile: 720-407-4067
Email: tlane@gustavson.com

CERTIFICATE of AUTHOR

I, Terre A. Lane do hereby certify that:

1.	I am currently employed as Principal Mining Engineer by Gustavson Associates, LLC at:

274 Union Boulevard
Suite 450
Lakewood, Colorado   80228

2.	I am a graduate of the Michigan Technological University of Michigan with a Bachelor of Science degree in Mining Engineering (1982).

3.	I am a member in good standing of the Australian Institute of Mining and Metallurgy.

4.
I have worked as a Mine Engineer for a total of 23 years since my graduation from university; as an employee of several mining companies, an engineering company, a mine development and mine construction company, an exploration company, and as a consulting engineer.

5.
I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of the technical report titled “NI 43-101 Technical Report On The Gold Rock Project, Nye County, Nevada” dated April 1, 2011 (the “Technical Report”), with specific responsibility of reviewing the overall document and general content.

7.	I have personally completed an independent review and analysis of the data and written information contained in this Technical Report.

8.
I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

April 1, 2011

Midway Gold Corp.	Date and Signature Pages
Midway Deposit Resource	NI 43-101 Technical Report

9.
I do not hold, nor do I expect to receive, any securities or any other interest in any corporate entity, private or public, with interests in the properties that are the subject of this report or in the properties themselves, nor do I have any business relationship with any such entity apart from a professional consulting relationship with the issuer, nor to the best of my knowledge do I have any interest in any securities of any corporate entity with property within a two (2) kilometer distance of any of the subject properties.

10.	I have read National Instrument 43-101 and Form 43-101, and the Technical Report has been prepared in compliance with that instrument and form.

11.
I consent to the filing of the Technical Report with any stock exchanges or other regulatory authority and any publication by them, including electronic publication in the public company files on the websites accessible by the public, of the Technical Report.

Dated this 1st day of April, 2011.

/s/Terre A. Lane (Signature)
Signature of Qualified Person

“Terre A. Lane”
Print name of Qualified Person

April 1, 2011

Midway Gold Corp.	Date and Signature Pages
Midway Deposit Resource	NI 43-101 Technical Report

DONALD J. BAKER
Associate Principal Geologist
Gustavson Associates, LLC
274 Union Boulevard, Suite 450
Lakewood, Colorado   80228
Telephone: 720-407-4062   Facsimile: 720-407-4067
Email: dbaker@gustavson.com

CERTIFICATE of AUTHOR

I, Donald J. Baker do hereby certify that:

1.	I am currently employed as Associate Principal Geologist by Gustavson Associates, LLC at:

274 Union Boulevard
Suite 450
Lakewood, Colorado   80228

2.
I am a graduate of The Ohio State University with an MSc in Geology (1974), a PhD. in Geology from the University of Georgia (1980), and an M.B.A. from the University of Colorado at Denver (1991) and have practiced my profession continuously since 1978.

3.	I am a member in good standing of the Mining and Metallurgical Society of America, member #01088QP.

4.
I have worked as a geologist for a total of 40 years since my graduation from university; as a graduate student, as an employee of a major mining company, a major engineering company, and as a consulting geologist.

5.
I have read the definition of “qualified person” set out in NI 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of the technical report titled “NI 43-101 Technical Report on the Gold Rock Project, Nye County, Nevada” dated April 1, 2011 (the “Technical Report”), with specific responsibility for Sections 7 through 15. A personal visit of the subject properties was conducted on February 21-22, 2011.

7.	I have personally completed an independent review and analysis of the data and written information contained in this Technical Report.

8.
I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.
I do not hold, nor do I expect to receive, any securities or any other interest in any corporate entity, private or public, with interests in the properties that are the subject of this report or in the properties themselves, nor do I have any business relationship with any such entity apart from a professional consulting relationship with the issuer, nor to the best of my knowledge do I have any interest in any securities of any corporate entity with property within a two (2) kilometer distance of any of the subject properties.

April 1, 2011

Midway Gold Corp.	Date and Signature Pages
Midway Deposit Resource	NI 43-101 Technical Report

10.	I have read NI 43-101 and Form 43-101, and the Technical Report has been prepared in compliance with that instrument and form.

11.
I consent to the filing of the Technical Report with any stock exchanges or other regulatory authority and any publication by them, including electronic publication in the public company files on the websites accessible by the public, of the Technical Report.

Dated this 1st day of April, 2011.

/s/Donald J. Baker (Signature)
Signature of Qualified Person

“Donald J. Baker”
Print name of Qualified Person

April 1, 2011

Midway Gold Corp.	Illustrations
Midway Deposit Resource	NI 43-101 Technical Report

23.	ILLUSTRATIONS

All diagrams, maps and illustrations have been incorporated into the body of this Technical Report to facilitate readability.

April 1, 2011